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                                                                     Exhibit 5.1








                                                   March 19, 2002


Peoples Energy Corporation
130 East Randolph Drive
Chicago, IL  60601

Ladies and Gentlemen:

         As Senior Vice President and General Counsel of Peoples Energy Corporation (the "Company"), I have acted as counsel to the Company and PEC Funding Trust I (the "Trust") in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") which the Company proposes to file on or shortly after the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the registration of up to $500,000,000 in aggregate amount of (i) the Company's debt securities (the "Debt Securities"), comprising unsecured senior debt securities (the "Senior Debt Securities") and unsecured subordinated debt securities (the "Subordinated Debt Securities"),
(ii) the Company's common stock, no par value (the "Common Stock") and the Common Stock Purchase Rights attached thereto (the "Rights", and together with the Common Stock, the "Shares"), (iii) the Company's preferred stock, no par value (the "Preferred Stock"), (iv) the Company's stock purchase contracts (the "Purchase Contracts"), and (v) the Trust's preferred trust securities (the "Preferred Trust Securities") and the Company's guarantee of the Preferred Trust Securities (the "Guarantee", and together with the Debt Securities, the Shares, the Preferred Stock, the Purchase Contracts and the Preferred Trust Securities, the "Offered Securities"). The Offered Securities will be issued from time to time pursuant to the provisions of Rule 415 under the Securities Act.

         The Preferred Trust Securities will be issued pursuant to an Amended and Restated Declaration of Trust, the form of which is filed as an exhibit to the Registration Statement. The Senior Debt Securities will be issued in one or more series pursuant to an Indenture (the "Senior Indenture") between the Company and Bank One Trust Company, N.A., as trustee (the "Senior Trustee"), the form of which is filed as an exhibit to the Registration Statement. The Subordinated Debt Securities will be issued in one or more series pursuant to an Indenture (the "Subordinated Indenture") between the Company and Bank One Trust Company, N.A., as trustee (the "Subordinated Trustee"), the form of which is filed as an exhibit to the Registration Statement. The Guarantee is to be issued pursuant to the Preferred Securities Guarantee Agreement (the "Preferred Securities Guarantee") between the Company and Bank One Trust Company, N.A. (the "Guarantee Trustee"), the form of which is filed as an exhibit to the Registration Statement.

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Peoples Energy Corporation
March 19, 2002
Page 2


         I have examined the originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement, together with the exhibits thereto; (ii) the Rights Agreement, dated as of May 1, 1996, between the Company and LaSalle Bank National Association, successor to Harris Trust and Savings Bank, as rights agent, as amended by Amendment No. 1 to Rights Agreement, dated as of October 6, 1999 (the "Rights Agreement"), pursuant to which the Rights were created; (iii) corporate documents of the Company, including its Articles of Incorporation and its By-Laws, as amended and restated, and resolutions adopted by its Board of Directors or committees thereof; (iv) the form of Senior Indenture; (v) the form of Subordinated Indenture; and (vi) such other documents and instruments as I have deemed necessary for the purposes of expressing the opinion contained herein. I have made or caused to be made such investigations of law and fact as I have deemed relevant and necessary for the purpose of rendering the opinion contained herein. In making such investigations and examinations, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity with the originals of all documents submitted to me as copies.

         Based upon the foregoing, and subject to the limitations and qualifications set forth below, I am of the opinion that:

         1. when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and (ii) a prospectus supplement with respect to the Shares shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, no further authorization, consent or approval by any regulatory authority will be required for the legal issuance and sale of the Common Stock and the issuance of the Rights.

         2. when (i) the Board of Directors of the Company shall have taken appropriate action to authorize the issuance and sale of the Shares (including any Shares that may be issuable pursuant to the conversion of any Debt Securities or upon settlement of Purchase Contracts), (ii) the shares of Common Stock shall have been issued, sold and delivered in accordance with the corporate and governmental authorizations and the instruments referred to above and for the consideration contemplated in the prospectus supplement, and (iii) the Rights shall have been issued in accordance with the Rights Agreement and in accordance with the actions hereinabove mentioned, such shares of Common Stock (including any shares of Common Stock duly issued pursuant to Purchase Contracts or upon the conversion of any Debt Securities) will be legally issued, fully paid and non-assessable. The Rights, when issued in accordance with the terms of the Rights Agreement, will be validly issued and will represent a binding obligation of the Company under the laws of the State of Illinois.

         3. when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and (ii) a prospectus supplement with respect to a particular series of Preferred Stock shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, no further authorization, consent or approval by any regulatory authority will be required for the legal issuance of the Preferred Stock of such series.

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Peoples Energy Corporation
March 19, 2002
Page 3


         4. when (i) the Board of Directors of the Company shall have taken appropriate action to authorize the issuance and sale of a series of the Preferred Stock, (ii) the Statement with respect to such series of Preferred Stock has been filed with the Secretary of State of the State of Illinois, and
(iii) the shares of Preferred Stock of that series shall have been issued, sold and delivered in accordance with the corporate and governmental authorizations and the instruments referred to above and for the consideration set forth in the prospectus supplement, the shares of Preferred Stock of such series will be legally issued, fully paid and nonassessable.

         5. when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Senior Indenture shall have been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"); and (ii) a prospectus supplement with respect to a particular series of Senior Debt Securities shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, no further authorization, consent or approval by any regulatory authority will be required for the valid issuance and sale of the Senior Debt Securities of such series.

         6. when (i) the Senior Indenture shall have been duly executed and delivered by the Company and the Senior Trustee; and (ii) a Board Resolution or Officer's Certificate within the meaning of the Senior Indenture shall have been issued or a supplemental indenture entered into, in accordance with the Senior Indenture detailing the establishment of a particular series of Senior Debt Securities, such series of Senior Debt Securities shall have been duly authorized by the Company.

         7. upon the execution and filing with the Senior Trustee of the proper papers with respect to the Senior Debt Securities of a particular series, the Senior Debt Securities of such series shall be issuable under the terms of the Senior Indenture.

         8. when such series of Senior Debt Securities shall have been duly executed, authenticated and delivered in accordance with the corporate and governmental authorizations and the instruments referred to above and the purchase price for such series of Senior Debt Securities has been received by the Company, the Senior Debt Securities of such series will be validly issued and binding obligations of the Company and will be entitled to the benefits of the Senior Indenture on a parity with the securities of other series which may be hereafter issued thereunder pursuant to the terms of such indenture (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such principles are considered in a proceeding in equity or at law).

         9. when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Subordinated Indenture shall have been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"); and (ii) a prospectus supplement with respect to a particular series of Subordinated Debt Securities shall have been filed with the Commission in

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Peoples Energy Corporation
March 19, 2002
Page 4

compliance with the Securities Act and the rules and regulations thereunder, no further authorization, consent or approval by any regulatory authority will be required for the valid issuance and sale of the Subordinated Debt Securities of such series.

         10. when (i) the Subordinated Indenture shall have been duly executed and delivered by the Company and the Subordinated Trustee; and (ii) a Board Resolution or Officer's Certificate within the meaning of the Subordinated Indenture, as applicable, shall have been issued or a supplemental indenture entered into, in accordance with the Subordinated Indenture detailing the establishment of a particular series of Subordinated Debt Securities, such series of Subordinated Debt Securities shall have been duly authorized by the Company.

         11. upon the execution and filing with the Subordinated Trustee of the proper papers with respect to the Subordinated Debt Securities of a particular series, the Subordinated Debt Securities of such series shall be issuable under the terms of the Subordinated Indenture.

         12. when such series of Subordinated Debt Securities shall have been duly executed, authenticated and delivered in accordance with the corporate and governmental authorizations and the instruments referred to above and the purchase price for such series of Subordinated Debt Securities has been received by the Company, the Subordinated Debt Securities of such series will be validly issued and binding obligations of the Company and will be entitled to the benefits of the Subordinated Indenture on a parity with the securities of other series which may be hereafter issued thereunder pursuant to the terms of such indenture (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such principles are considered in a proceeding in equity or at law).

         I do not purport to be an expert on the laws of any jurisdiction other than the laws of the State of Illinois and applicable laws of the United States of America, and I express no opinion herein as to the effect of any other laws. I express no opinion with respect to the "blue sky" or securities laws of any state.

         I hereby consent to the use of this opinion as an exhibit to the Registration Statement and further hereby consent to the reference to my name under the heading "Legal Matters" in the Prospectus constituting a part of the Registration Statement and any amendments or supplements to the Registration Statement or Prospectus.

                                       Very truly yours,



                                       /s/  JAMES HINCHLIFF
                                       --------------------
                                       James Hinchliff
                                       Senior Vice President and General Counsel